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                                                                  EXHIBIT 10.29
                                                                 EXECUTION COPY

                                ESCROW AGREEMENT


                 THIS ESCROW AGREEMENT, dated as of this 10th day of April, 1997 (this "Agreement"), is by and among Clear Channel Communications, Inc., a Texas corporation ("Purchaser"), Paul J. Meyer, as stockholder representative (the "Stockholder Representative") for each of the persons listed on Exhibit A hereto and as each such person's attorney in fact and agent pursuant to Section 13(b) of the Stock Purchase Agreement (as defined below), EM Holdings LLC, an Arizona limited liability company ("Holdings"), and Chase Trust Company of California, a California corporation, as escrow agent (the "Escrow Agent").

                                    RECITALS

                 A. Concurrently with the execution and delivery hereof, Purchaser is acquiring 1793.504 of the issued and outstanding shares of capital stock of Eller Media Corporation, a Delaware corporation (the "Company"), pursuant to a Stock Purchase Agreement, dated as of February 25, 1997, as amended (the "Stock Purchase Agreement"), by and among Purchaser, the Company and those persons listed on Exhibit A thereto (individually, including Holdings and both option holders and stockholders as identified on such exhibit, each a "Stockholder" and collectively, the "Stockholders").

                 B. Purchaser and the Stockholders desire to set aside a portion of the consideration to be paid to the Stockholders pursuant to Section 2(b) of the Stock Purchase Agreement, for the purpose of providing Purchaser with a remedy in the event of a breach by the Company or the Stockholders of the representations, warranties and covenants made in the Stock Purchase Agreement.

                 C. Purchaser and the holders of Company Stock Options (as defined in the Stock Purchase Agreement) which have not been exercised prior to the Closing (as defined in the Stock Purchase Agreement) desire to set aside rights to a portion of the Purchaser Common Stock (as defined in the Stock Purchase Agreement) to be delivered to holders of Restated Options (as defined in the Stock Purchase Agreement) upon exercise of such Restated Options pursuant to the Option Assumption Agreements (as defined in the Stock Purchase Agreement), for the purpose of providing Purchaser with a remedy in the event of a breach by the Company or the Stockholders of the representations, warranties and covenants made in the Stock Purchase Agreement.

                 D. Purchaser, Holdings and the Company have entered into that certain Stockholders Agreement, dated as of April 8, 1997 (the "Stockholders Agreement"), pursuant to which the Holdings Stockholders (as defined in the Stockholders Agreement) have been granted certain put rights (the "Put Right"), and obligated themselves with respect to certain purchase rights (the "Redemption Right"), upon the terms and subject to the conditions set forth therein.

                 E. Purchaser and Holdings desire to set aside rights to a portion of the Purchaser Common Stock to be delivered to the Holdings Stockholders upon exercise of the Put Right or the Redemption Right, as the case may be, pursuant to the Stockholders Agreement,
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for the purpose of providing Purchaser with a remedy in the event of a breach by the Company or the Stockholders of the representations, warranties and covenants made in the Stock Purchase Agreement.

                 F. A material condition to the consummation of the transactions contemplated by the Stock Purchase Agreement is that the parties hereto enter into this Agreement.

                                   AGREEMENT

                 NOW THEREFORE, in consideration of the mutual covenants and premises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. Except as hereinafter defined, capitalized terms used in this Agreement will have the meanings assigned to such terms in the Stock Purchase Agreement.

                 "Account" or "Accounts" shall mean ADCO Account(s) and/or General Account(s).

                 "ADCO Account" shall have the meaning set forth in Section
4(a).

                 "ADCO Amount" shall mean $5 million.

                 "ADCO Contingent Shares" shall mean Contingent Shares deposited in an ADCO Account.

                 "ADCO Initial Shares" shall mean a number of shares of Purchaser Common Stock equal to (a) the ADCO Amount divided by the Average Share Price, (b) multiplied by a fraction of which the numerator is the sum of the percentages set forth opposite the names under the captions "Stockholders" on Exhibit F, and of which the denominator is the sum of the percentages set forth opposite the names under the captions "Stockholders," "Optionees," and "Retained Shares" on Exhibit F.

                 "ADCO Prior Payment" shall mean, in the case of an Optionee or Holdings, the product of multiplying (a) the respective numbers of Deposited Contingent Shares previously deposited in such Holder's ADCO Account, by (b) the Average Share Price.

                 "ADCO Required Amount" shall mean for an Optionee or for Holdings the product of multiplying the ADCO Amount times the percentage set forth opposite their respective names under the captions "Optionees" and "Retained Shares," on Exhibit F.

                 "ADCO Required Number" shall mean for an Optionee or Holdings such number of shares of Purchaser Common Stock as shall be the result of dividing (a) his ADCO Undeposited Difference, by (b) the Average Share Price.

                 "ADCO shortfall" shall have the meaning set forth in Section 7(c).





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                 "ADCO Shortfall Responsibility" shall mean, for any Holder with an ADCO Undeposited Difference after distribution of Escrow Funds pursuant to Section 7(c), the product of multiplying (a) the amount of any ADCO shortfall, up to the sum of all ADCO Undeposited Differences, by (b) a fraction of which the numerator is such Holder's ADCO Undeposited Difference, and the denominator is the sum of all ADCO Undeposited Differences, all as of the date of distribution.

                 "ADCO Undeposited Difference" shall mean, at any time, in the aggregate, the sum the ADCO Required Amounts for all Optionees and for Holdings, less the aggregate amount of ADCO Prior Payments for all such Holders; and for each Optionee or for Holdings, the ADCO Required Amount for such Holder less his ADCO Prior Payments.

                 "Average Disbursement Share Price" shall mean the average closing price of Purchaser Common Stock on the NYSE during the 10 trading days beginning 13 trading days prior to, as applicable, (a) the date of any disbursement of Escrowed Funds, or (b) the date of determination under Section 5 or 7.

                 "Claim" shall mean a claim for Damages incurred by Purchaser pursuant to Section 12 of the Stock Purchase Agreement.

                 "Claim Date" shall have the meaning set forth in Section 5 hereof.

                 "Claim Expiration Time" shall mean the day prior to the first anniversary of the Closing. If such day is not a Business Day or a trading day on the NYSE, solely for purposes of the valuations required herein, the Escrow Agent shall deem the Claim Expiration Time to be the next previous Business Day which was a trading day on the NYSE.

                 "Claim Notice" shall have the meaning set forth in Section 5 hereof.

                 "Company" shall have the meaning set forth in Recital A hereof.

                 "Contingent Shares" shall mean shares of Purchaser Common Stock issued after the Closing on behalf of Optionees in respect of Restated Options, and on behalf of Holdings in respect of the Put Right or the Redemption Right, as the case may be.

                 "Damage Amount" shall have the meaning set forth in Section 5 hereof.

                 "Deposited Contingent Shares" shall mean at any time the Contingent Shares deposited with the Escrow Agent.

                 "Escrow Agent" shall have the meaning set forth in the heading hereof.

                 "Escrow Amount" shall mean $35 million.

                 "Escrowed Funds" shall have the meaning set forth in Section 4 hereof.





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                 "Escrowed Shares" shall mean the Initial Shares, the ADCO
Initial Shares, and any Deposited Contingent Shares.

                 "Exhibit F" shall mean Exhibit F to the Stock Purchase
Agreement.

                 "Final Instruction" shall have the meaning set forth in
Section 6 hereof.

                 "General Account" or "General Accounts" shall have the meaning set forth in Section 4(a) hereof.

                 "Holders" shall mean the Stockholders, including Holdings with respect to the Retained Shares.

                 "Holdings" shall have the meaning set forth in the heading hereof.

                 "Indemnifiable Amount" shall mean those amounts for which Purchaser is entitled to indemnity pursuant to Section 12(a) of the Stock Purchase Agreement.

                 "Initial Shares" shall mean a number of shares of Purchaser Common Stock equal to (a) the Escrow Amount divided by the Average Share Price,
(b) multiplied by a fraction of which the numerator is the sum of the percentages set forth opposite the names under the caption "Stockholders" on Exhibit F, and of which the denominator is the sum of the percentages set forth opposite the names under the captions "Stockholders," "Optionees," and "Retained Shares" on Exhibit F.

                 "Net Number" shall mean, as to an Optionee, the number of shares of Purchaser Common Stock issued upon any exercise of a Restated Option, minus the number of shares which is equal to the result of dividing the aggregate exercise price of the portion of the Restated Option which was exercised by the closing price per share of Purchaser Common Stock on the NYSE on the trading day prior to the date of exercise of the Restated Option.

                 "Optionees" shall mean Stockholders who at the date hereof hold unexercised Restated Options.

                 "Prior Payment" shall mean, in the case of an Optionee or Holdings, the product of multiplying (a) the respective numbers of Deposited Contingent Shares previously deposited on behalf of such Holder in such Holder's General Account, by (b) the Average Share Price.

                 "Pro rata in proportion to their respective ownership of Escrowed Shares" shall mean, as of the date of determination, the balance(s) remaining in such Stockholder's General Account(s) or ADCO Account(s), as the case may be.

                 "Purchaser" shall have the meaning set forth in the heading hereof.

                 "Put Right" shall have the meaning set forth in Recital D hereof.





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                 "Redemption Right" shall have the meaning set forth in Recital
D hereof.

                 "Reduction Formula" shall mean that number of shares of Purchaser Common Stock equal to the lesser of the result of (a) dividing a Holder's Shortfall Responsibility (or ADCO Shortfall Responsibility, as the case may be) by the Average Share Price (which is the number of shares which otherwise would be required to be deposited in Escrow); and (b) dividing a Holder's Shortfall Responsibility (or ADCO Shortfall Responsibility, as the case may be) by the Average Disbursement Share Price as of the date of determination (which is the number of shares, if available in the subject Account, which otherwise would be required to be distributed from the Escrow to satisfy the applicable Damage Amount).

                 "Required Amount" shall mean for an Optionee or for Holdings the product of multiplying the Escrow Amount times the percentage set forth opposite their respective names under the captions "Optionees" and "Retained Shares," on Exhibit F.

                 "Required Number" shall mean for an Optionee or Holdings such number of shares of Purchaser Common Stock as shall be the result of dividing
(a) his Undeposited Difference, by (b) the Average Share Price.

                 "reserve" shall have the meaning set forth in Section 7 hereof.

                 "Respective Percentages" shall mean the indicated respective percentages set forth opposite a Stockholder's, Optionee's or Holdings' name on Exhibit F.

                 "shortfall" shall have the meaning set forth in Section 7(d) hereof.

                 "Shortfall Responsibility" shall mean, for any Holder with an Undeposited Difference after distribution of Escrow Funds pursuant to Section 7(d), the product of multiplying (a) the amount of any shortfall, up to the sum of all Undeposited Differences, by (b) a fraction of which the numerator is such Holder's Undeposited Difference, and the denominator is the sum of all Undeposited Differences, all as of the date of distribution.

                 "Stockholder Representative" shall have the meaning set forth in the heading hereof.

                 "Stockholder" or "Stockholders" shall have the meaning set forth in Recital A hereof.

                 "Stockholders Agreement" shall have the meaning set forth in Recital D hereof.

                 "Stock Purchase Agreement" shall have the meaning set forth in Recital A hereof.

                 "Total Escrow Amount" shall mean the ADCO Amount and the Escrow Amount (or $40 million).





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                 "Undeposited Difference" shall mean, at any time, in the
aggregate, the sum of the Required Amounts for all Optionees and for Holdings, less the aggregate amount of Prior Payments for all such Holders; and for each Optionee or for Holdings, the Required Amount for such Holder less his Prior Payments.

         2. Appointment of Escrow Agent. Purchaser, Holdings and the Stockholder Representative hereby designate and appoint Escrow Agent as escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment on the terms herein provided.

         3.      Deposit of Escrowed Shares.

                 (a) Simultaneously with the execution and delivery of this Agreement, Purchaser, on behalf of the Stockholders and for the benefit of Purchaser, shall deliver to the Escrow Agent one or more certificates registered in the name of the Escrow Agent representing a number of shares of Purchaser Common Stock equal to (i) the Initial Shares, and (ii) the ADCO Initial Shares. In addition, the Optionees and Holdings hereby assign to the Escrow Agent, for the benefit of Purchaser, their rights, as described in Recitals C and E, to such number of Contingent Shares, as may be required of each of the Optionees and Holdings hereunder. Upon such deposit, the duties and obligations of each of the parties to this Agreement will commence.

                 (b) If, prior to the termination of this Agreement, any Restated Options are exercised in whole or in part, a number of shares of Purchaser Common Stock issuable upon such exercise equal to the lesser of (i) the Net Number, or (ii) sum of the Required Number and the ADCO Required Number, shall be delivered to the Escrow Agent and registered in the name of the Escrow Agent, and such shares shall become and thereafter be Escrowed Shares. Deposits first will be made to the ADCO Account and then to the General Account. Notwithstanding the foregoing, the ADCO Required Number need not be deposited if at the time of exercise there shall have been a final distribution of Escrowed Funds pursuant to Section 7(c).

                 (c) If, prior to the termination of this Agreement, the Put Right is exercised, in whole or in part, or the Redemption Right is exercised, a number of shares of Purchaser Common Stock issuable upon such exercise equal to the sum of the Required Number and the ADCO Required Number shall be delivered to the Escrow Agent and registered in the name of the Escrow Agent, and such shares shall become and thereafter be Escrowed Shares.
Deposits first will be made to the ADCO Account and then to the General Account. Notwithstanding the foregoing, the ADCO Required Number need not be deposited if at the time of exercise there shall have been a final distribution of Escrowed Funds pursuant to Section 7(c).

         4.      Maintenance of Escrow.

                 (a) The Escrow Agent shall hold the Escrowed Shares in escrow, and shall maintain and disburse the Escrowed Shares, pursuant to this Agreement. The Escrow Agent shall establish separate accounts in respect of any (i) Initial Shares (one for each Stockholder in respect of whom Initial Shares were deposited), (ii) Deposited Contingent Shares other than





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ADCO Contingent Shares (one for each Optionee in respect of the exercise of
Restated Options and one for Holdings in respect of the exercise of the Put Right or the Redemption Right) (the accounts in sub-paragraphs (i) and (ii) individually a "General Account" and collectively, the "General Accounts"),
(iii) ADCO Initial Shares (one for each Stockholder in respect of whom ADCO Initial Shares were deposited), and (iv) ADCO Contingent Shares (one for each Optionee in respect of the exercise of Restated Options and one for Holdings in respect of the exercise of the Put Right or the Redemption Right in each case resulting in a deposit of ADCO Contingent Shares) (the accounts in subparagraphs (iii) and (iv) individually an "ADCO Account" and collectively, the "ADCO Accounts"), (v) and shall credit to such respective General Accounts or ADCO Accounts, as the case may be, any stock splits or dividends payable in stock or other securities, that are received with respect to such Initial Shares, ADCO Initial Shares, or Deposited Contingent Shares.

                 (b) All stock splits or dividends payable in stock or other securities that are made by Purchaser with respect to the Escrowed Shares while such shares are held by the Escrow Agent shall be registered in the name of the Escrow Agent, deposited in escrow and governed by this Agreement. The Escrowed Shares, such stock or other dividends deposited in escrow and any cash in lieu of fractional shares of Purchaser Common Stock are collectively referred to in this Agreement as the "Escrowed Funds." All other dividends or distributions made by Purchaser with respect to the Escrowed Shares while such shares are held by the Escrow Agent shall be delivered to the Holders by the Escrow Agent pro rata in accordance with their respective ownership of Escrowed Shares at the time of such distribution, and such dividends or distributions shall be made to each such Holder as soon as practicable after receipt by the Escrow Agent of such dividends or distributions.

         5.      Purchaser's Right to Assert Claim to Escrowed Funds.
Purchaser shall have the right to make one or more Claims on or prior to the Claim Expiration Time by delivering a notice of such Claim (a "Claim Notice") to the Stockholder Representative and the Escrow Agent prior to such time (the date of such notice, the "Claim Date"). If Purchaser asserts a Claim, such Claim Notice shall state with particularity (i) the basis for the Claim, together with sufficient facts relating thereto so that the Stockholder Representative may reasonably evaluate such Claim, (ii) Purchaser's estimate of the amount that equals the aggregate amount of such Indemnifiable Amount (the "Damage Amount") (it being understood that such estimate shall not preclude Purchaser from revising such Damage Amount by notice to the Stockholder Representative and the Escrow Agent and thereafter such revised amount shall become the Damage Amount for all purposes hereunder), and (iii) a calculation of the number of Escrowed Shares to be disbursed from the Escrow Funds in connection with such Damage Amount (for purposes of such calculation, each share of Purchaser Common Stock shall be valued at the Average Disbursement Share Price).

         6. Determination of Valid Damage Amount; Final Instruction. For purposes of this Agreement, a "Final Instruction" shall mean a written notice given to the Escrow Agent directing the disbursement of Escrowed Funds in respect of a Damage Amount (which had previously been set forth in a Claim Notice properly delivered in accordance with the provisions of Section 5 hereof), and shall be signed both by Purchaser and by the Stockholder Representative except as otherwise provided below in clause (b) or (d). A Final Instruction shall





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be delivered to the Escrow Agent under the following circumstances, and accompanied by the indicated documentation:

                 (a) If the Stockholder Representative disputes either the validity, amount or calculation of the Claim and/or the Damage Amount, the Stockholder Representative shall give written notice of such dispute to Purchaser, with a copy to the Escrow Agent, within twenty (20) Business Days after the delivery of the Claim Notice by Purchaser to the Stockholder Representative. In such circumstances, no Final Instruction may be given to the Escrow Agent except as provided in (c) or (d) below.

                 (b) If the Stockholder Representative fails to respond to the Claim Notice within twenty (20) Business Days after the delivery to the Stockholder Representative and the Escrow Agent of the Claim Notice, or if the Stockholder Representative notifies the Escrow Agent that there is no dispute with respect to the Claim and the Damage Amount, Purchaser shall have the right to deliver to the Escrow Agent a Final Instruction, signed only by Purchaser, with respect to the Claim and the Damage Amount.

                 (c) If the Stockholder Representative and Purchaser reach an agreement with respect to the proper determination of the Claim and the Damage Amount, the Stockholder Representative and Purchaser shall give to the Escrow Agent a Final Instruction, signed by both the Stockholder Representative and Purchaser, with respect to the Claim and the Damage Amount.

                 (d) If the Stockholder Representative and Purchaser are unable to reach an agreement with respect to the proper determination of the Claim and/or the Damage Amount, the disputed Claim and/or the Damage Amount shall be submitted by Purchaser and the Stockholder Representative to court action to be conducted New Castle County, State of Delaware, as provided in
Section 20 of the Stock Purchase Agreement. Upon final, non-appealable resolution of such disputed Claim and/or the Damage Amount, either the Stockholder Representative or Purchaser shall have the right to deliver to the Escrow Agent a Final Instruction with respect to the Claim and the Damage Amount based on and in compliance with the resolution of such court action, signed only by the Stockholder Representative or by Purchaser, as the case may be, and accompanied by a copy of any judgment or other court order with respect thereto.

                 Upon receipt of a Final Instruction in accordance with this Section, the Escrow Agent shall value the Escrowed Funds based on the valuation procedures set forth in Section 8 hereof and shall distribute the Escrowed Funds in accordance with Section 7 hereof. Notwithstanding anything to the contrary in the foregoing, in no event shall the Escrow Agent distribute any portion of the Escrowed Funds to Purchaser with respect to any Claim Notice received by the Escrow Agent after the Claim Expiration Time.

                 The Stockholder Representative acknowledges that a Claim Notice has been made in respect of the ADCO Claim (as defined in the Stock Purchase Agreement) in the amount of the ADCO Amount, which Claim will be treated as a disputed Claim subject to resolution as provided in Section 6(a). The existence and estimation of the ADCO Claim (and the definition





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of the ADCO Amount) shall not preclude Purchaser from making an additional
Claim against the Escrow Amount in connection with the ADCO Claim, it being understood that the Total Escrow Amount shall be available if and to the extent required to satisfy the ADCO Claim (with amounts first being charged against the ADCO Amount and thereafter against the Escrow Amount).

         7.      Distribution of Escrowed Funds.

                 (a) If Purchaser fails to make a Claim on or prior to the Claim Expiration Time in accordance with Section 5 hereof or if any and all Claims have been resolved and paid at such time, then as promptly as practicable thereafter (and in no event later than ten (10) Business Days following the Claim Expiration Time), the Escrow Agent shall deliver the Escrowed Shares with all other Escrowed Funds relating to such Escrowed Shares to the Holders pro rata in accordance with their respective ownership of Escrowed Shares at the time of such distribution.

                 (b) If Purchaser timely makes a Claim or Claims as to which there has been no Final Instruction by the expiration of the Claim Expiration Time, the Escrow Agent promptly shall, at the Claim Expiration Time,
(i) multiply the aggregate Damage Amount of all such Claims by 110% (including 110% of the Damage Amount of the ADCO Claim (if any) less the sum of the aggregate ADCO Undeposited Differences and the fair value determined as provided in clause (iii) of this paragraph of all ADCO Accounts) (the "reserve"), (ii) for each General Account, multiply the reserve by the Respective Percentage applicable to the General Account (those opposite Holder names under the caption "Stockholders" being applicable to Initial Shares Accounts and those opposite Holder names under the captions "Optionees" and "Retained Shares" being applicable to Deposited Contingent Share Accounts),
(iii) determine the fair value (which for each share of Purchaser Common Stock shall be deemed to be the Average Disbursement Share Price) at the Claim Expiration Time of each Holder's Account(s), and (iv) distribute to each Holder the amount of any excess in his General Account(s) over the reserve applicable to such General Account(s).

                 (c) Upon receipt of a Final Instruction with respect to the ADCO Claim, the Escrow Agent promptly shall, on the date of such receipt,
(i) multiply the final Damage Amount for such ADCO Claim by the applicable Respective Percentage(s) (as more particularly described in clause (b) (ii) above), (ii) determine in accordance with Section 8 the fair value on such date of each Holder's ADCO Account(s), (iii) distribute to each Holder the amount of any excess of the amount(s) determined in (ii) over the amount(s) determined in
(i), and (iv) distribute the balance of property held in the ADCO Accounts to Purchaser. If any portion of the Damages Amount relating to the ADCO Claim shall remain unsatisfied as a result of ADCO Undeposited Differences in respect of Optionees and/or Holdings (an "ADCO shortfall"), the Escrow Agent shall (x) determine the amount thereof, up to the sum of all ADCO Undeposited Differences, (y) calculate the ADCO Shortfall Responsibility of each Holder with an ADCO Undeposited Difference, and (z) notify Purchaser and such Holders of its determination. For each Holder with an ADCO Shortfall Responsibility, Purchaser shall thereupon reduce the number of shares of Purchaser Common Stock issuable upon exercise of such Holder's Restated Options or Put Right or Redemption Right, as the case may be, by the number of shares determined by the





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Reduction Formula.  To the extent the foregoing does not completely satisfy the
ADCO Claim, any balance will be satisfied from General Accounts, subject to paragraph (d).

                 (d) After the Claim Expiration Time, upon receipt of a Final Instruction with respect to all Claims, the Escrow Agent promptly shall, on the date of such receipt, (i) multiply the final unsatisfied Damage Amount (including the Damage Amount of the ADCO Claim less the sum (if any) of the aggregate ADCO Undeposited Differences and the fair value determined in accordance with clause (ii) of this paragraph) of all ADCO Accounts) by the applicable Respective Percentage(s) (as more particularly described in clause
(b)(ii) above), (ii) determine in accordance with Section 8 the fair value on such date of receipt of each Holder's Account(s), (iii) distribute to each Holder the amount of any excess of the amount(s) determined in (ii) over the amount(s) determined in (i), and (iv) distribute the balance of property held in the General Accounts to Purchaser. If any portion of the Damage Amount shall remain unsatisfied as a result of an Undeposited Difference in respect of Optionees and/or Holdings (a "shortfall"), the Escrow Agent shall (x) determine the amount thereof, up to the sum of all Undeposited Differences, (y) calculate the Shortfall Responsibility of each Holder with an Undeposited Difference, and
(z) notify Purchaser and such Holders of its determinations. For each Holder with a Shortfall Responsibility, Purchaser shall thereupon reduce the number of shares of Purchaser Common Stock issuable upon exercise of such Holder's Restated Options or Put Right or Redemption Right, as the case may be, by the number of shares determined by the Reduction Formula.

         8. Valuation of Escrowed Shares; Fractional Shares. For purposes of determining the number of Escrowed Shares to be disbursed from the Escrow Funds under this Agreement with respect to a Damage Amount, each share of Purchaser Common Stock shall be valued at the Average Disbursement Share Price and fractional shares shall be rounded to the nearest whole number.

         9. Reliance by Escrow Agent; Liability of Escrow Agent. The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, certificate, receipt, authorization or other paper or document that the Escrow Agent believes to be genuine and what it purports to be. The Escrow Agent may confer with its own corporate or outside legal counsel in the event of any dispute or question as to the construction of any of the provisions hereof, or its duties hereunder, and shall incur no liability and shall be fully protected in acting in accordance with the written opinions of such counsel. The duties of the Escrow Agent hereunder will be limited to the observance of the express provisions of this Agreement. The Escrow Agent will not be subject to, or be obliged to recognize, any other agreement between the parties hereto or directions or instructions not specifically set forth as provided for herein. The Escrow Agent will not make any payment or disbursement from or out of the Escrow Funds that is not expressly authorized pursuant to this Agreement. The Escrow Agent may rely upon and act upon any instrument received by it pursuant to the provisions of this Agreement that it reasonably believes to be genuine and in conformity with the requirements of this Agreement. The Escrow Agent shall not be held liable for any error in judgment made in good faith by an officer of the Escrow Agent unless it shall be proved that the Escrow Agent was grossly negligent in ascertaining the pertinent facts or acted intentionally in bad faith. The Escrow Agent will not be liable for any action taken or not taken by it under the terms hereof in the





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absence of breach of its obligations hereunder or gross negligence or willful misconduct on its part. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Escrow Agent had been advised of the likelihood of such loss or damage and regardless of the form of action.

         10. Indemnification of Escrow Agent. Purchaser, on the one hand, and the Stockholders collectively (and severally, pro rata in proportion to their Respective Percentages) on the other, will indemnify and hold the Escrow Agent harmless from and against any and all losses, costs, damages or expenses (including, but not limited to, reasonable attorneys' fees) it may sustain by reason of its service as Escrow Agent hereunder, and except such losses, costs, damages or expenses (including, but not limited to, reasonable attorneys' fees) incurred by reason of such acts or omissions for which the Escrow Agent is liable or responsible under the last sentence of Section 9 hereof. Any indemnification amounts payable pursuant to this Section 10 shall be paid one-half by the Purchaser, on the one hand, and one-half by the Stockholders collectively, on the other.

         11.     Stockholder Representative; Successor Stockholder
                 Representative.

                 (a) The Holders have made, constituted and appointed the Stockholder Representative as their agent and authorized and empowered him to fulfill the role of Stockholder Representative hereunder. In the event of the resignation of the Stockholder Representative, the resigning Stockholder Representative shall appoint a successor either from among the Stockholders or who shall otherwise be acceptable to Purchaser and who shall agree in writing to accept such appointment, and the resigning Stockholder Representative's resignation shall not be effective until such a successor shall exist. The Holders entitled to receive a majority of the Escrowed Shares may remove the Stockholder Representative at any time. If a Stockholder Representative should die or become incapacitated or be removed by the Holders pursuant to this
Section 12, his successor shall be appointed within 21 days of his death or incapacity by the remaining Holders entitled to receive a majority of the Escrowed Shares, and such successor either shall be a Stockholder or shall otherwise be acceptable to Purchaser. If the Holders fail to appoint a successor within such 21- day period, then Purchaser shall have the right to appoint the successor from among the Stockholders. The choice of a successor Stockholder Representative appointed in any manner permitted above shall be final and binding upon all of the Holders. The decisions and actions of any successor Stockholder Representative shall be, for all purposes, those of a Stockholder Representative as if originally named herein.

                 (b) Each Holder has made, constituted and appointed the Stockholder Representative as such person's true and lawful attorney in fact and agent, for such person and in such person's name, (i) to receive all notices and communications directed to such Holder under this Agreement and the Stock Purchase Agreement, (ii) to execute and deliver any and all documents required to be executed and delivered by such Holder pursuant to this Agreement in order to effect the transactions contemplated hereby, and (iii) to execute and deliver all instruments and documents of every kind incident to the foregoing to all intents and purposes and with the same effect as such Holder could do personally. Notwithstanding the foregoing, except with respect to administrative and other ministerial tasks, the Stockholder Representative is required and entitled to act only at the written direction of Holders entitled to receive a majority of the Escrowed Shares.

                 (c) It is acknowledged by the Holders appointing the Stockholder Representative that the designation of the Stockholder Representative as attorney-in-fact is coupled with an interest and is binding upon such Holders notwithstanding the death, incapacity or dissolution of any such Holder. If any such event shall occur prior to the completion of the transactions contemplated by this Agreement, the Stockholder Representative is, nevertheless, to the extent that he is legally able to do so, authorized and directed to complete all transactions and act pursuant to this authority as if such event had not occurred. Purchaser is entitled to deal solely with the Stockholder Representative in connection with this Agreement and is entitled to rely upon the provisions hereof and the authority granted to the Stockholder Representative to act on behalf of the Holders.

                 (d) The Stockholder Representative's acceptance of his duties under this Agreement is subject to the following terms and conditions, which the parties hereto agree shall govern and control with respect to his rights, duties, liabilities and immunities as Stockholder Representative (but not in his capacity as a Stockholder or as an officer, director, or employee of the Company):

                          (i)     The Stockholder Representative makes no
representation and has no responsibility as to the validity of this Agreement or of any other instrument referred to herein, or as to the correctness of any statement contained herein, and he shall not be required to inquire as to the performance of any obligation under this Agreement.

                          (ii)    The Stockholder Representative shall be
protected in acting upon written notice, request, waiver, consent, receipt or other paper or document, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth of any information therein contained, which he in good faith believes to be genuine and what it purports to be.

                          (iii)   The Stockholder Representative shall not be
liable for any error of judgment, or for any act done or step taken or omitted by him in good faith, or for any mistake of fact or law, or for anything which he may do or refrain from doing in connection therewith, except his own gross negligence or willful misconduct.

                          (iv)    The Stockholder Representative may consult
with competent and responsible legal counsel selected by him, and he shall not be liable for any action taken or omitted by him in good faith in accordance with the advice of such counsel.

                          (v)     The Holders shall bear pro rata all expenses
(including transfer taxes and other governmental charges) incurred by the Stockholder Representative in connection with his duties hereunder and shall indemnify him against and save him harmless from any and all claims, liabilities, costs, payments and expenses, including fees of counsel (who may be selected by the Stockholder Representative), for anything done or omitted by him in the performance of this Agreement or the Stock Purchase Agreement, except as a result of his own gross negligence or willful misconduct.

                          (vi)    The Stockholder Representative shall have no
duties or responsibilities except those expressly set forth herein and in the Stock Purchase Agreement. He shall not be bound by any modification of this Agreement or the Stock Purchase Agreement unless in writing and signed by the other parties hereto or thereto and if his duties as Stockholder Representative hereunder or thereunder are affected, unless he shall have given prior written consent thereto.

         12. Fees and Expenses of the Escrow Agent. All fees of the Escrow Agent for its services hereunder, together with any expenses reasonably incurred by the Escrow Agent in connection with this Agreement, shall be paid one- half by Purchaser, on the one hand, and one-half by the Holders collectively, on the other.

         13. Resignation of the Escrow Agent. The Escrow Agent may resign from its duties hereunder by giving each of the parties hereto not less than sixty (60) days prior written notice of the effective date of such resignation (which effective date shall be at least sixty (60) days after the date such notice is given). The parties hereto intend that a substitute Escrow Agent will be appointed by mutual agreement of Purchaser and the Stockholder Representative to fulfill the duties of the Escrow Agent hereunder for the remaining term of this Agreement in the event of the Escrow Agent's resignation. If on or before the effective date of such resignation, a substitute Escrow Agent has not been appointed, the Escrow Agent will thereupon deposit the Escrowed Funds into the registry of a court of competent jurisdiction.

         14. Successor Escrow Agent. Any corporation into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of the Escrow Agent in its individual capacity may be transferred, shall be the Escrow Agent under this Agreement without further act.

         15. Designees for Instructions. Purchaser, may, by notice to the Escrow Agent, designate one or more persons who will execute notices and from whom the Escrow Agent may take instructions hereunder. Such designations may be changed from time to time upon notice to the Escrow Agent from Purchaser. The Escrow Agent will be entitled to rely conclusively on any notices or instructions from any person so designated by Purchaser.

         16. Inspection. All property held as part of the escrow shall at all times be clearly identified as being held by the Escrow Agent hereunder. Any party hereto may at any time during the Escrow Agent's business hours (with reasonable notice) inspect any records or reports relating to the Escrowed Funds.

         17. Voting of Escrowed Shares. With respect to any matter on which the Escrowed Shares or any other shares of Purchaser Common Stock in the Escrowed Funds are entitled to vote, the Escrow Agent shall seek voting instructions from the Holders. With respect to Holders who timely provide such instruction, the Escrow Agent shall vote the Escrowed Shares that would be distributed to such Holders (assuming no Claim is made) in accordance with the instructions received by such Holders, but shall not otherwise vote such shares.

         18. Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. Notwithstanding the foregoing, a Claim Notice delivered pursuant to Section 5 hereof and a Final Instruction provided pursuant to Section 6 hereof shall be deemed to have been duly given only if delivered personally, by recognized overnight delivery or by certified or registered mail and if receipt of such Claim Notice or such Final Instruction, as the case may be, was acknowledged in writing. In each case notice shall be sent to:

         (a)     If to Purchaser:       Clear Channel Communications, Inc.
                                        200 Concord Plaza, Suite 600
                                        San Antonio, Texas 78216
                                        Attention:       Randall T. Mays
                                        Telephone:       (210) 822-2828
                                        Telecopy:        (210) 822-2299

                 with a copy to:        Clear Channel Communications, Inc.
                                        200 Concord Plaza, Suite 600
                                        San Antonio, Texas 78216
                                        Attention:       Kenneth E. Wyker, Esq.
                                        Telephone:       (210) 822-2828
                                        Telecopy:        (210) 822-2299

                                        Piper & Marbury L.L.P.
                                        36 South Charles Street
                                        Baltimore, Maryland  21201
                                        Attention:       R.W. Smith, Jr., Esq.
                                        Telephone:       (410) 539-2530
                                        Telecopy:        (410) 576-1700

         (b)     If to the Stockholder Representative:

                                        Paul J. Meyer, Esq.
                                        c/o Eller Media Corporation
                                        2850 East Camelback Road, Suite 300
                                        Phoenix, Arizona  85016
                                        Telephone:       (602) 957-8116
                                        Telecopy:        (602) 381-5740
                 with a copy to:        H & F Investors III, Inc.
                                        One Maritime Plaza, 12th Floor
                                        San Francisco, California  94111
                                        Attention:       John L. Bunce, Jr.
                                        Telephone:       (415) 788-5111
                                        Telecopy:        (415) 788-0176

                                        Heller, Ehrman, White & McAuliffe
                                        333 Bush Street
                                        San Francisco, California  94104
                                        Attention:       Paul J. Mundie, Esq.
                                        Telephone:       (415) 772-6000
                                        Telecopy:        (415) 772-6168

                                        Latham & Watkins
                                        633 West Fifth Street, Suite 4000
                                        Los Angeles, California  90071-2007
                                        Attention:       Thomas W. Dobson, Esq.
                                        Telephone:       (213) 485-1234
                                        Telecopy:        (213) 891-8763

         (c)     If to Holdings:        Karl Eller
                                        c/o Eller Media Corporation
                                        2850 E. Camelback Road, Suite 300
                                        Phoenix, Arizona  85016
                                        Telephone:       (602) 957-8116
                                        Telecopy:        (602) 957-8602

                                        Scott S. Eller
                                        c/o Eller Media Corporation
                                        2850 E. Camelback Road, Suite 300
                                        Phoenix, Arizona  85016
                                        Telephone:       (602) 957-8116
                                        Telecopy:        (602) 957-8602


                 with a copy to:        Paul J. Meyer, Esq.
                                        c/o Eller Media Corporation
                                        2850 E. Camelback Road, Suite 300
                                        Phoenix, Arizona  85016
                                        Telephone:       (602) 957-8116
                                        Telecopy:        (602) 957-8602

                                        Latham & Watkins
                                        633 West Fifth Street, Suite 4000
                                        Los Angeles, California  90071
                                        Attention:       Thomas W. Dobson, Esq.
                                        Telephone:       (213) 485-1234
                                        Telecopy:        (213) 891-8763

         (d)   If to the Escrow Agent:  Chase Trust Company of California
                                        101 California St., Suite 2725
                                        San Francisco, CA  94111
                                        Attention:       Hans H. Helley
                                        Telephone:       (415) 954-9506
                                        Telecopy:        (415) 693-8850

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

         19. Assignment; Binding Effect. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party without the prior written consent of the other parties. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         20. Amendment and Termination. This Agreement may be amended or modified by and upon written notice to the Escrow Agent given jointly by Purchaser, Holdings and the Stockholder Representative, but the duties and responsibilities of the Escrow Agent may not be increased without its written consent. This Agreement will terminate on the date on which all the Escrowed Funds have been distributed in accordance with the terms set forth herein.

         21. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         22. Severability and Further Assurances. This Agreement constitutes the entire agreement among the parties and supersedes all prior and contemporaneous agreements and undertakings on the parties in connection herewith. No failure or delay of the Escrow Agent in exercising any right, power or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power or remedy preclude any other or further exercise of any right, power or remedy. In the event that any one or more of the provisions contained in this Agreement, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement. Each of the parties hereto shall, at the request of any other party, deliver to the requesting party all further documents or other assurances as may reasonably be necessary or desirable in connection with this Agreement.

         23. Titles. The titles, captions or headings of the Sections herein are for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         24. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws.

         25. Tax Reporting. Unless otherwise required by Treasury Regulations issued in the future, the parties will treat the Escrowed Shares and any other shares of Purchaser Common Stock deposited with the Escrow Agent hereunder for purposes of Section 468B(g) of the Internal Revenue Code of 1986, as amended, and for all other income tax purposes as being owned by the Holders during the period such shares are held in escrow, and therefore any income earned on such shares during such period will be allocated and reported to the Holders as such income is earned. The parties will make any elections or filings required to characterize such shares in a manner consistent with the preceding sentence. Each party to this Agreement (other than the Escrow Agent), including the Stockholder Representative on behalf of each Stockholder, shall provide a completed I.R.S. Form W-8 or Form W-9 to the Escrow Agent at the signing of this Agreement. For purposes of reporting to tax authorities, the Escrow Agent will treat all income earned by the escrow as paid upon distribution. Purchaser, the Stockholder Representative, Holdings and the Stockholders, jointly and severally, covenant and agree to indemnify and hold the Escrow Agent harmless against all liability for tax withholding and/or reporting for any payments made by the Escrow Agent pursuant to this Agreement (it, being agreed; however, that as between the parties each is responsible for its or his tax payments or reporting).

                            [SIGNATURE PAGE FOLLOWS]

                 IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date first written above.



                                        CLEAR CHANNEL COMMUNICATIONS, INC.



                                        By
                                          --------------------------------------
                                        Name:
                                        Title:



                                        EM HOLDINGS LLC



                                        By
                                          --------------------------------------
                                              Karl Eller
                                              Managing Member



                                        CHASE TRUST COMPANY OF CALIFORNIA



                                        By
                                          --------------------------------------
                                        Hans H. Helley
                                        Assistant Vice President,
                                        As Escrow Agent



                                        ----------------------------------------
                                            Paul J. Meyer, as
                                        Stockholder Representative